Exhibit 5.2

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092

tel (212) 259-8000 fax (212) 259-6333
March 8, 2011
MetLife, Inc.
1095 Avenue of the Americas
New York, NY 10036

Re:	MetLife, Inc. — Underwritten Public Offering of 40,000,000 Common Equity Units
Ladies and Gentlemen:
     We have acted as special counsel for MetLife, Inc., a Delaware corporation (the “Company”), in connection with the sale of 40,000,000 Common Equity Units, with an aggregate stated value of $3,000,000,000 (the “Common Equity Units”), pursuant to the Underwriting Agreement, dated as of March 2, 2011 (the “Underwriting Agreement”), among the Company, ALICO Holdings LLC, a Delaware limited liability company (the “Selling Securityholder”), American International Group, Inc., a Delaware corporation (“AIG”), and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as the representatives (the “Representatives”) of the several underwriters (the “Underwriters”) listed on Schedule I to the Pricing Agreement, dated as of March 2, 2011 (the “Pricing Agreement”), among the Company, the Selling Securityholder, AIG and the Representatives. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Contract Agreement (defined below).
     The Common Equity Units were issued to the Selling Securityholder on November 1, 2010 pursuant to the stock purchase contract agreement, dated November 1, 2010 (the “Stock Purchase Contract Agreement”), between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation (“DBTCA”), as stock purchase contract agent (the “Stock Purchase Contract Agent”). Each Common Equity Unit has a stated amount of $75.00
New York | London multinational partnership | Washington, DC
Abu Dhabi | Albany | Almaty | Beijing | Boston | Brussels | Chicago | Doha | Dubai
Frankfurt | Hong Kong | Houston | Johannesburg (pty ) ltd. | Los Angeles | Madrid | Milan | Moscow
Paris multinational partnership | Riyadh affiliated office | Rome | San Francisco | Silicon Valley | Warsaw

MetLife, Inc.
March 8, 2011

prior to the First Stock Purchase Date, $50.00 prior to the Second Stock Purchase Date and $25.00 thereafter, and initially consists of: (i) three stock purchase contracts (each, a “Stock Purchase Contract”) under which the holder will agree to purchase and the Company will agree to sell on one of three dates (each, a “Stock Purchase Date”) determined in or pursuant to the Stock Purchase Contract Agreement, for a price of $25.00 per Stock Purchase Contract, a number of shares of Common Stock determined pursuant to the terms of such Stock Purchase Contract (the “Settlement Shares”); (ii) prior to the First Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial interest in a Series C Debt Security having a principal amount equal to $1,000; (iii) prior to the Second Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial interest in a Series D Debt Security having a principal amount equal to $1,000; and (iv) prior to the Third Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial interest in a Series E Debt Security having a principal amount equal to $1,000 (together with the Series C Debt Security and the Series D Debt Security, the “Debt Securities”).
     In accordance with our understanding with you as to the scope of our services applicable to the transactions contemplated in the Underwriting Agreement, we have reviewed: (a) the registration statement on Form S-3 (File No. 333- 170876) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which automatically became effective under the Securities Act on November 30, 2010, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the documents incorporated by reference therein (the “Registration Statement”); (b) the prospectus, dated November 30, 2010 (the “Base Prospectus”), filed as part of the Registration Statement; (c) the preliminary prospectus supplement, dated March 1, 2011, relating to the Common Equity Units, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (d) the prospectus supplement, dated March 3, 2011, as supplemented (together with the Base Prospectus, the “Prospectus”), relating to the Common Equity Units in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (e) an executed copy of the Underwriting Agreement; (f) an executed copy of the Pricing Agreement; (g) an executed copy of the Stock Purchase Contract Agreement; (h) an executed copy of the Pledge Agreement, dated November 1, 2010 (the “Pledge Agreement”), among the Company, DBTCA, as custodial agent, pledge collateral agent and securities intermediary, and the Stock Purchase Contract Agent; (i) copies of the executed and authenticated certificates representing the Normal Common Equity Units and the form of the certificates representing the Stripped Common Equity Units; (j) an executed copy of the Indenture, dated as of November 9, 2001 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (k) the Twentieth Supplemental Indenture relating to the Series C Debt Securities, dated as of November 1, 2010 (the “Twentieth Supplemental Indenture”), between the Company and the Trustee; (l) the Twenty-First Supplemental Indenture relating to the Series D Debt Securities, dated as of November 1, 2010 (the “Twenty-First Supplemental Indenture”), between the Company and the Trustee; (m) the Twenty-Second Supplemental Indenture relating

MetLife, Inc.
March 8, 2011

to the Series E Debt Securities, dated as of November 1, 2010 (the Twenty-Second Supplemental Indenture,” and together with the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture, the “Supplemental Indentures,” and together with the Base Indenture, the "Indenture”), between the Company and the Trustee; (n) copies of the executed and authenticated certificates representing the Debt Securities; (o) a certificate of the Secretary of the Company, dated as of March 8, 2011 (including the attachments thereto, the “Secretary’s Certificate”); (p) a certificate, dated March 2, 2011, and a facsimile bringdown thereof, dated March 8, 2011 from the Office of the Secretary of the State of Delaware as to the existence and good standing in the State of Delaware of the Company; (q) a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, a copy of the Amended and Restated Bylaws of the Company, as amended through the date hereof, a copy of the resolutions of the Board of Directors of the Company (the “Board”), adopted March 7, 2010, April 27, 2010, October 26, 2010 and February 23, 2011, and a copy of the resolutions of the Finance and Risk Committee of the Board, adopted March 1, 2011, in each case, as certified by the Secretary of the Company in the Secretary’s Certificate; and (r) such other records of the corporate proceedings of the Company as we have deemed necessary as the basis for the opinions expressed herein.
     We have also examined, have relied as to matters of fact upon and have assumed the accuracy of originals or copies certified of, or otherwise identified to our satisfaction, such records, agreements, documents and other instruments and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of the Company and of representations of such persons whom we have deemed appropriate, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, and in connection with our review of all such documents, including the documents referred to in clauses (a) through (r) of the preceding paragraph, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.
     The Underwriting Agreement, the Pricing Agreement, the Stock Purchase Contract Agreement, the Pledge Agreement and the Indenture are collectively referred to herein as the “Transaction Documents.” As used herein, “Applicable Laws” means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, federal and state antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation.
     We have assumed for purposes of this letter, without investigation, that: (i) each of the parties to any of the Transaction Documents (other than the Company) and each person

MetLife, Inc.
March 8, 2011

executing and delivering any of the Transaction Documents by or on behalf of any such party (other than the Company), has the full power, authority and legal capacity (including the taking of all requisite action) to execute, deliver and perform, or cause the performance of, as the case may be, such party’s obligations under such documents, and each of such parties (other than the Company) has been duly formed and organized and is validly existing and, if applicable, in good standing, in the respective jurisdiction of its formation; (ii) each of the parties to any of the Transaction Documents (other than the Company) has duly authorized and executed and delivered each such Transaction Document; (iii) each of the Transaction Documents constitutes a valid, binding and enforceable obligation of each party thereto (other than the Company); (iv) the execution and delivery by any party (other than the Company) of, and its performance of its obligations under, the Transaction Documents do not and will not contravene, conflict with, violate, or result in a breach of or default under (a) any of such party’s constitutive documents, (b) any law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, order, writ, judgment, decree, determination, or ruling applicable to such party, or to the property of such party, or (c) any agreement, document, instrument, obligation, or commitment binding on any party to the Transaction Documents or to which it or its property is subject; (v) the execution and delivery by the Company of, and its performance of its obligations under the Transaction Documents do not and will not contravene, conflict with, violate, or result in a breach of or default under any law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, order, writ, judgment, decree, determination, or ruling applicable to the Company, other than any Applicable Law; and (vi) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York and is subject to the qualification that such enforceability may be limited by public policy considerations.
     We do not express any opinion as to any laws other than the Applicable Laws, to the extent referred to specifically in the opinion paragraphs enumerated below, and the U.S. federal securities laws. The opinions expressed herein are based on the Applicable Laws and the U.S. federal securities laws in effect on the date hereof, which Applicable Laws and U.S. federal securities laws are subject to change with possible retroactive effect, and we assume no obligation to inform you of any such change that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.
     Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that:
     1. The Normal Common Equity Units have been duly authorized by the Company, each certificate representing the Normal Common Equity Units has been duly executed and delivered by the Company, and the Normal Common Equity Units have been validly issued by the Company and constitute legal, valid and binding obligations of the Company, enforceable

MetLife, Inc.
March 8, 2011

against the Company in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity);
     2. The Stripped Common Equity Units have been duly authorized and, when each certificate representing the Stripped Common Equity Units is executed, issued and delivered by the Company against payment therefor in accordance with the provisions of the Stock Purchase Contract Agreement, the Stripped Common Equity Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity);
     3. The Settlement Shares have been duly authorized and reserved by the Company and, upon issuance and delivery of and payment for the Settlement Shares pursuant to the terms of the Stock Purchase Contracts, will be validly issued, fully paid and non-assessable;
     4. The Stock Purchase Contracts have been duly authorized, executed and delivered by the Company, and, assuming each Stock Purchase Contract has been authenticated and delivered by the Stock Purchase Contract Agent in accordance with the terms of the Stock Purchase Contract Agreement and the Pledge Agreement, the Stock Purchase Contracts constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity);
     5. The issuance of the Debt Securities has been duly authorized by the Company, each certificate representing the Debt Securities has been duly executed and delivered by the Company against payment therefor in accordance with the terms of the Stock Purchase Agreement, and, assuming each certificate representing the Debt Securities has been authenticated and delivered by the Trustee in accordance with the terms of the Indenture, the Debt Securities constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and are entitled to the benefits of the Indenture;

MetLife, Inc.
March 8, 2011

     This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date hereof with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date hereof.
     We consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed in connection with the offering and sale of the Common Equity Units, which will be incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption “Legal Opinions” contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the Rules and Regulations.
Very truly yours,
/s/ Dewey & LeBoeuf LLP